 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 30, 2007

NATIONAL REALTY AND MORTGAGE, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27159	65-0439467
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 86-459-604-6043

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2007, David Wang resigned as Secretary and Chief Financial Officer of National Realty and Mortgage, Inc.

On November 30, 2007, The Board of Directors appointed Samuel Sheng as Chief Financial Officer of National Realty and Mortgage, Inc. (the “Company”) for a renewable three-year term beginning December 1, 2007. Mr. Sheng shall receive an annual base salary of $40,540 (RMB300,000), subject to a year-end bonus to be determined by the Board of Directors.

Mr. Sheng has held numerous management positions requiring expertise in financial and accounting matters. From 2004 until his appointment with the Company, he served as the Chief Financial Officer of American Lorain Corp, and from 2002 through 2004 he served as President and Chief Financial Officer of Linyi Jiangxing Steel Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL REALTY AND MORTGAGE, INC.

Date: December 5, 2007	By: /s/ Bo Liu
Name: Bo Liu
President, Chief Executive Officer,
Chairman of the Board